CONSULTING SERVICES AGREEMENT

Between: Mr. Blaine Riley, Business Consultant

And:              Topclick International Inc.
                  7676 Hazard Center Drive, Ste 500
                  San Diego, CA, 92108
                               Tel: (619) 298-8225

Date:             July 10, 2000

This contract confirms the agreement between TopClick International Inc. ("TopClick") and Mr. Blaine Riley concerning the provision of business consulting services to TopClick. The terms are as follows:

Contract Definition
This contract is a `Work for Hire' contract within the meaning of the term related to ownership and intellectual property of all work conducted by Blaine Riley and created under the contract, which shall remain the sole property of Topclick.

Contract term
The term of this agreement shall be from July 10, 2000 through end of September, 2000. Notwithstanding the date of execution of this agreement, the term shall be deemed to have commenced on July 10, 2000 and shall continue through September 31, 2000, or until notice of termination has been given by either TopClick or Blaine Riley.

Contract termination
Either TopClick or Blaine Riley may terminate this contract with one month's written notice to the other party, which shall take effect the day the termination notice has been duly signed by both parties.

Services
Blaine Riley will provide business consulting services to TopClick. In the event that Blaine Riley is unavailable to complete the contract, Topclick reserves the right to terminate this contract with the contractor immediately, or to approve such replacement contractor as will be satisfactory to Topclick. Blaine Riley will provide a written report to Topclick prior to the end of the contract period with recommendations in the following areas:

o    Corporate Structure of the public holding company and it's subsidiaries
o Future Business Development Strategy including divestitures and/or acquisitions
o    Human Resource Organization
o    Location and presence of ancillary businessservices
o    Other corporate arrangements and organizations as necessary

Compensation
TopClick shall pay to Blaine Riley:
o a consulting services fee of $300,000 (USD) payable upon completion and delivery of the report to Topclick
o TopClick shall have the option to pay for this in shares of TopClick International Inc.



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o    Such shares will be restricted in nature, but Topclick shall file an S8 upon receipt of the report, which will make the shares free tradable.
o The shares to be priced at the average price between the Bid and Ask price on the last day (Friday) of the calendar week in which the report is delivered to Topclick.


/s/ Blaine Riley

/s/ Chris Lewis

Signed on Behalf of Topclick International Inc:

Chris Lewis, Director